Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 6 to Form F-4 of our report dated June 10, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is November 22, 2021, relating to the financial statements of Yucaipa Acquisition Corporation., which is contained in that Registration Statement. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

November 24, 2021